Exhibit 99.1

News Release

Contacts:	Media Relations:	Media Relations:
	Amy Shah	Dawn Dover
	TE Connectivity	Kekst and Company
	+1 610-893-9555	+1 917-349-5621
	amy.shah@te.com	dawn-dover@kekst.com

Media Relations-France:
Isabelle Clap
TADDEO
+ 33 (0) 6 88 84 34 95
isabelle.clap@taddeo.fr

	Investor Relations:	Investor Relations:
	Keith Kolstrom	Matt Vergare
	TE Connectivity	TE Connectivity
	+1 610-893-9551	+1 610-893-9442
	keith.kolstrom@te.com	matthew.vergare@te.com

TE Connectivity in Exclusive Negotiations to Acquire Deutsch

TE Connectivity Expands Product Range for Industrial Markets

With Deutsch’s Harsh Environment Connectivity Solutions

Expected To Be Accretive by Approximately $.20 in Fiscal 2013; Offers Significant Opportunity For Long-Term Sales and Earnings Growth

SCHAFFHAUSEN, Switzerland, November 29, 2011 — TE Connectivity Ltd. (NYSE: TEL) today announced that it has entered into exclusive negotiations with Wendel (Euronext: MF) and has made a binding offer to acquire Deutsch Group SAS (Deutsch), a global leader in high-performance connectors for harsh environments, in a transaction valued at €1.55 billion (approximately $2.06 billion at current exchange rates).  The proposed acquisition will enable TE to provide a wide range of industry-leading connectivity products for harsh environment applications.   It is expected to be accretive to the Company’s adjusted earnings by approximately $0.20 per share in fiscal 2013, excluding acquisition-related costs.  The potential acquisition is expected to close by the third fiscal quarter ended June 29, 2012.

“Deutsch is an outstanding company with a long history of leadership in providing custom-engineered connectivity products for harsh environment industrial applications,” said Tom Lynch, Chief Executive Officer of TE Connectivity.  “The acquisition of Deutsch is a major step in executing our vision to provide the most complete range of connectivity solutions for our customers worldwide.  The complementary nature of the products provided by our two companies will enable us to better serve customers in key industries, especially Industrial Transportation, Industrial Equipment, Aerospace and Defense, Rail, and Offshore Oil and Gas.  With our global reach and scale, we expect to expand the growth of Deutsch’s products.  This, combined with the opportunity for operating efficiencies and tax synergies, will enable us to deliver significant value for our shareholders.”

Deutsch is a global leader in providing connectivity solutions for harsh environment applications, with a reputation for innovation, quality and reliability.  It is a leader in technology-driven specialty areas such as hermetics, filtering, high-speed precision machining, and composites.  In 2011, Deutsch is expected to generate revenues of approximately $670 million and adjusted EBITDA margin of approximately 26%.  Deutsch was founded in 1938 and is owned by Wendel.

Jean-Marie Painvin, Chairman of the Board of Directors and minority shareholder of Deutsch, said, “With this transaction, our companies will bring together two of the most trusted brands in the connector business. Indeed, Deutsch and TE have always been synonymous with innovation, quality and reliability. I am very happy to see that TE’s offer respects the skills and expertise of men and women who every day write the history of Deutsch.”

Bertrand Dumazy, President & Chief Executive Officer of Deutsch, comments, “The combination of our two companies allows Deutsch to join a large global organization with a very good reputation in the connectivity industry. The very strong complementary positioning of our teams, our operations, our technologies and our products will allow us to improve our commercial position from a geographic standpoint as well as in serving customers.”

Completion of the transaction is subject to customary regulatory consents and approvals and acceptance of the binding offer by Wendel, which can only occur after consultation with Deutsch’s workers’ councils.  TE Connectivity expects to finance the pending acquisition through a combination of cash and debt.

CONFERENCE CALL AND WEBCAST

•                  The company will hold a conference call for investors today beginning at 5:00 p.m. ET.

•                  Internet users will be able to access the company’s webcast, including slide materials, at the “Investors” section of TE Connectivity’s website: http://investors.te.com

•                  For both “listen-only” telephone participants and those participants who wish to take part in the question-and-answer portion of the call, the dial-in number in the United States is 800-401-8436. The telephone dial-in number for participants outside the United States is 612-332-0932.

•                  An audio replay of the conference call will be available beginning at 7:00 p.m. on November 29, 2011 and ending at 11:59 p.m. on December 6, 2011. The dial-in number for participants in the United States is 800-475-6701. For participants outside the United States, the replay dial-in number is 320-365-3844. The replay access code for all callers is 226669.

ABOUT TE CONNECTIVITY

TE Connectivity is a global, $14 billion company that designs and manufactures approximately 500,000 products that connect and protect the flow of power and data inside the products that touch every aspect of our lives. Our nearly 100,000 employees partner with customers in virtually every industry—from consumer electronics, energy and healthcare, to automotive, aerospace and communication networks—enabling smarter, faster, better technologies to connect products to possibilities. Find more information about TE Connectivity at http://www.te.com.

Non-GAAP Measures

The earnings per share amount, as adjusted, that is described in the first paragraph of this release is a non-GAAP (U.S. generally accepted accounting principles) measure and should not be considered a replacement for GAAP results. The company uses diluted earnings per share from continuing operations attributable to TE Connectivity Ltd. before special items, including charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items and, if applicable, related tax effects (“Adjusted Earnings Per Share” or “Adjusted EPS”). We use Adjusted EPS because we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP. We believe such a measure provides a picture of our results that is more comparable among periods since it excludes the impact of special items, which may recur, but tend to be irregular as to timing, thereby making comparisons between periods more difficult. It also is a significant component in our incentive compensation plans. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease our reported results. This limitation is best addressed by using Adjusted Earnings Per Share in combination with diluted earnings per share from continuing operations attributable to TE Connectivity Ltd. (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results.

Because we do not predict the amount and timing of special items that might occur in the future, and our forecasts are developed at a level of detail different than that used to prepare GAAP-based financial measures, we do not provide reconciliations to GAAP of our forward-looking financial measures.

The EBITDA margin amount for Deutsch that is described in the third paragraph of this release is a non-GAAP measure and should not be considered a replacement for GAAP results.  EBITDA represents net income before interest expense, interest income, income taxes, depreciation and amortization. EBITDA is not intended to represent Deutsch’s results of operations in accordance with GAAP and should not be considered a substitute for net income or any other operating measure prepared in accordance with GAAP.

Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. In addition to our future financial condition and operating results, the forward-looking statements in this release include statements addressing our ability to execute an acquisition agreement to acquire Deutsch (the “Deutsch Acquisition”), our ability to fund and consummate the Deutsch Acquisition, including the entry into financing arrangements and the receipt of regulatory approvals; and our ability to realize projected financial impacts of and to integrate the Deutsch Acquisition. Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, the risk that the execution of an acquisition agreement to purchase Deutsch and to close the Deutsch Acquisition may not be consummated; the risk that a regulatory approval that may be required for the Deutsch Acquisition is not obtained or is obtained subject to conditions that are not anticipated; the risk that revenue opportunities, cost savings and other anticipated synergies from the Deutsch Acquisition may not be fully realized or may take longer to realize than expected; the risk that Deutsch’s operations will not be successfully integrated into ours; business, economic, competitive and regulatory risks, such as conditions affecting demand for products, particularly the automotive industry and the telecommunications, computer and consumer electronics industries; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; and the possible effects on us of changes in tax laws, tax treaties and other legislation. More detailed information about these and other factors is set forth in TE Connectivity’s Annual Report on Form 10-K for the fiscal year ended Sept. 30, 2011 as well as in our Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission.

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